Exhibit 99.1

Aptiv Reports Fourth Quarter 2021 Financial Results
Exceeded Full Year Revenue Outlook with Record Growth Over Market

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported fourth quarter 2021 U.S. GAAP earnings of $0.06 per diluted share. Excluding special items, fourth quarter earnings totaled $0.56 per diluted share.

Fourth Quarter Financial Highlights Include:
•U.S. GAAP revenue of $4.1 billion, a decrease of 2%
◦Revenue decreased 4% adjusted for currency exchange, commodity movements and divestitures; growth over market of 12% based on AWM1 of (16%)
•U.S. GAAP net income of $15 million, diluted earnings per share of $0.06
◦Excluding special items, diluted earnings per share of $0.56
•U.S. GAAP operating income margin of 6.3%
◦Adjusted Operating Income margin of 6.6%; Adjusted Operating Income of $273 million; Adjusted EBITDA of $461 million
•Generated $669 million of cash from operations

Full Year 2021 Financial Highlights Include:
•U.S. GAAP revenue of $15.6 billion, an increase of 20%
◦Revenue increased 15% adjusted for currency exchange, commodity movements and divestitures; growth over market of 15% based on flat AWM1
•U.S. GAAP net income of $527 million, diluted earnings per share of $1.94
◦Excluding special items, diluted earnings per share of $2.61
•U.S. GAAP operating income margin of 7.6%
◦Adjusted Operating Income margin of 7.9%; Adjusted Operating Income of $1,230 million; Adjusted EBITDA of $2,001 million
•Generated $1,222 million of cash from operations

“In 2021, Aptiv continued to build on its track record of industry leadership, strong execution and financial strength, despite the continued challenging operating environment,” said Kevin Clark, president and chief executive officer. “Aptiv’s record above-market revenue growth and new business awards of $24 billion validate the strength of our industry-leading portfolio and commitment to delivering value for customers. The efforts taken to build a more

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

sustainable and resilient business, focused on delivering electrified, software-defined vehicles, are truly making the future of mobility real. We continue to strengthen our competitiveness by investing in advanced technologies including value-enhancing transactions, such as our recently announced Wind River acquisition. Despite our expectations that supply chain disruptions will continue in 2022, I am confident that our strategically positioned portfolio and relentless focus on execution will continue to drive robust performance, reflecting our commitment to delivering sustainable revenue, earnings and cash flow growth translating to value for our shareholders.”

Fourth Quarter 2021 Results
For the three months ended December 31, 2021, the Company reported U.S. GAAP revenue of $4.1 billion, a decrease of 2% from the prior year period. Adjusted for currency exchange, commodity movements and divestitures, revenue decreased by 4% in the fourth quarter. This reflects declines of 14% in Europe and 2% in North America, partially offset by growth of 5% in Asia, which includes 9% in China, and 5% in South America, our smallest region.
The Company reported fourth quarter 2021 U.S. GAAP net income of $15 million and earnings of $0.06 per diluted share, compared to $283 million and $1.04 per diluted share in the prior year period. Fourth quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $160 million, or $0.56 per diluted share, compared to $319 million, or $1.13 per diluted share in the prior year period.
Fourth quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $273 million, compared to $476 million in the prior year period. Adjusted Operating Income margin was 6.6%, compared to 11.3% in the prior year period, reflecting the continuing adverse impacts of the worldwide semiconductor shortage on the global automotive supply chain. Depreciation and amortization expense totaled $190 million, a decrease from $208 million in the prior year period.
Interest expense for the fourth quarter totaled $36 million, as compared to $39 million in the prior year period.
Tax expense in the fourth quarter of 2021 was nil. Tax expense in the fourth quarter of 2020 was $55 million, resulting in an effective tax rate of approximately 13%.
The Company generated net cash flow from operating activities of $669 million in fourth quarter, compared to $799 million in the prior year period.

Full Year 2021 Results
For the year ended December 31, 2021, the Company reported U.S. GAAP revenue of $15.6 billion, an increase of 20% from the prior year. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 15% during the year. This reflects growth of 16% in North America, 16% in Asia, which includes 15% in China, 12% in Europe and 45% in South America, our smallest region.
For full year 2021, the Company reported U.S. GAAP net income of $527 million and earnings of $1.94 per diluted share, compared to $1,769 million and $6.66 per diluted share in the prior year. Full year 2021 Adjusted Net Income totaled $739 million, or $2.61 per diluted share, compared to $525 million, or $1.94 per diluted share, in the prior year.
The Company reported Adjusted Operating Income of $1,230 million for full year 2021, compared to $867 million in the prior year. Adjusted Operating Income margin was 7.9% for full year 2021, compared to 6.6% in the prior year. Depreciation and amortization expense totaled $773 million, an increase from $764 million in the prior year.
Interest expense for full year 2021 totaled $150 million, as compared to $164 million in the prior year.
Tax expense for full year 2021 was $101 million, resulting in an effective tax rate of approximately 11%. Tax expense for full year 2020 was $49 million, resulting in an effective tax rate of approximately 3%.
The Company generated net cash flow from operating activities of $1,222 million in 2021, compared to $1,413 million in the prior year. As of December 31, 2021, the Company had cash and cash equivalents of $3.1 billion and total available liquidity of $5.6 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Prospective Change in Presentation of Non-GAAP Measures
Effective for the first quarter of 2022, the Company will exclude amortization expense of intangible assets from the calculation of Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share. Management believes that, going forward, the updated calculations of these non-GAAP financial measures will be more useful to both management and investors in their analysis of the Company’s results of operations due to recent and pending acquisitions. Amortization of intangibles is generally the result of a write-up in the value of assets in connection with an acquisition. We believe exclusion of amortization expense will facilitate more comparable operating results of the Company over time, in between periods when the Company is more or less acquisitive and allows for improved comparison with both acquisitive and non-acquisitive peer companies. The Company’s outlook for these metrics is presented below under both the new calculation basis excluding amortization expense and the previous basis including amortization expense. For comparative purposes, a recast of full year 2021 results for these measures is included on pages 17 and 18 of this release.

Full Year 2022 Outlook
The Company’s full year 2022 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2022
	Excluding Amortization (new basis)	Including Amortization (historical basis)
Net sales	$17,750 - $18,150	$17,750 - $18,150
Adjusted EBITDA	$2,415 - $2,695	$2,415 - $2,695
Adjusted EBITDA margin	13.6% - 14.8%	13.6% - 14.8%
Adjusted operating income	$1,750 - $2,030	$1,600 - $1,880
Adjusted operating income margin	9.9% - 11.2%	9.0% - 10.4%
Adjusted net income per share (1)	$3.90 - $4.80	$3.45 - $4.35
Cash flow from operations	$2,050	$2,050
Capital expenditures	$850	$850
Adjusted effective tax rate	13.0%	12.5%
(1) The Company’s full year 2022 financial guidance includes approximately $1.05 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing 800.239.9838 (US domestic) or 323.794.2551 (international) or through a webcast at ir.aptiv.com. The conference ID number is 6190564. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and other transactions and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax expense, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of other significant businesses.
Effective on January 1, 2022, the Company will exclude amortization expense of intangible assets from the calculation of Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share. The Company will report financial results under this new definition for the first quarter of 2022. Outlook information presented above is calculated under this new definition. The forward-looking non-GAAP measures presented in this release are reconciled under this new definition to their closest GAAP financial measure on pages 19 and 20.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance including the potential impact of the proposed acquisition of Wind River Systems, Inc. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in millions, except per share amounts)
Net sales	$4,134	$4,212	$15,618	$13,066
Operating expenses:
Cost of sales	3,543	3,433	13,182	11,126
Selling, general and administrative	291	278	1,075	976
Amortization	37	37	148	144
Restructuring	3	18	24	136
Gain on autonomous driving joint venture	—	—	—	(1,434)
Total operating expenses	3,874	3,766	14,429	10,948
Operating income	260	446	1,189	2,118
Interest expense	(36)	(39)	(150)	(164)
Other (expense) income, net	(131)	6	(129)	—
Income before income taxes and equity loss	93	413	910	1,954
Income tax expense	—	(55)	(101)	(49)
Income before equity loss	93	358	809	1,905
Equity loss, net of tax	(54)	(43)	(200)	(83)
Net income	39	315	609	1,822
Net income attributable to noncontrolling interest	8	16	19	18
Net income attributable to Aptiv	31	299	590	1,804
Mandatory convertible preferred share dividends	(16)	(16)	(63)	(35)
Net income attributable to ordinary shareholders	$15	$283	$527	$1,769

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$0.06	$1.04	$1.94	$6.66
Weighted average number of diluted shares outstanding	271.47	270.91	271.22	270.70

APTIV PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2021	December 31, 2020

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$3,139	$2,821
Restricted cash	—	32
Accounts receivable, net	2,784	2,812
Inventories	2,014	1,297
Other current assets	499	503
Total current assets	8,436	7,465
Long-term assets:
Property, net	3,294	3,301
Operating lease right-of-use assets	383	380
Investments in affiliates	1,797	2,011
Intangible assets, net	964	1,091
Goodwill	2,511	2,580
Other long-term assets	622	694
Total long-term assets	9,571	10,057
Total assets	$18,007	$17,522
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$8	$90
Accounts payable	2,953	2,571
Accrued liabilities	1,246	1,385
Total current liabilities	4,207	4,046
Long-term liabilities:
Long-term debt	4,059	4,011
Pension benefit obligations	440	525
Long-term operating lease liabilities	304	300
Other long-term liabilities	436	540
Total long-term liabilities	5,239	5,376
Total liabilities	9,446	9,422
Commitments and contingencies
Total Aptiv shareholders’ equity	8,347	7,905
Noncontrolling interest	214	195
Total shareholders’ equity	8,561	8,100
Total liabilities and shareholders’ equity	$18,007	$17,522

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2021	2020
	(in millions)
Cash flows from operating activities:
Net income	$609	$1,822
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	773	764
Restructuring expense, net of cash paid	(56)	(15)
Deferred income taxes	(60)	(52)
Loss from equity method investments, net of dividends received	206	92
Loss on modification of debt	1	4
Loss on extinguishment of debt	126	—
Gain on autonomous driving joint venture	—	(1,434)
Other, net	134	110
Changes in operating assets and liabilities:
Accounts receivable, net	37	(243)
Inventories	(710)	(8)
Accounts payable	265	186
Other, net	(75)	220
Pension contributions	(28)	(33)
Net cash provided by operating activities	1,222	1,413
Cash flows from investing activities:
Capital expenditures	(611)	(584)
Proceeds from sale of property	9	10
Cost of business acquisitions and other transactions, net of cash acquired	(130)	(49)
Proceeds from sale of technology investments	22	—
Cost of technology investments	(2)	(2)
Settlement of derivatives	(17)	(1)
Net cash used in investing activities	(729)	(626)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(30)	(411)
Repayment of senior notes	(1,473)	—
Proceeds from issuance of senior notes, net of issuance costs	1,450	—
Contingent consideration payments	(24)	—
Fees related to modification of debt agreements	(6)	(18)
Proceeds from the public offering of ordinary shares, net of issuance costs	—	1,115
Proceeds from the public offering of preferred shares, net of issuance costs	—	1,115
Dividend payments of consolidated affiliates to minority shareholders	—	(10)
Repurchase of ordinary shares	—	(57)
Distribution of mandatory convertible preferred share cash dividends	(63)	(32)
Distribution of ordinary share cash dividends	—	(56)
Taxes withheld and paid on employees’ restricted share awards	(45)	(33)
Net cash (used in) provided by financing activities	(191)	1,613
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(16)	24
Increase in cash, cash equivalents and restricted cash	286	2,424
Cash, cash equivalents and restricted cash at beginning of the year	2,853	429
Cash, cash equivalents and restricted cash at end of the year	$3,139	$2,853

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2021	2020	%	2021	2020	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$3,025	$3,101	(2)%	$11,598	$9,522	22%
Advanced Safety and User Experience	1,116	1,121	—%	4,056	3,573	14%
Eliminations and Other (a)	(7)	(10)		(36)	(29)
Net Sales	$4,134	$4,212		$15,618	$13,066

Adjusted Operating Income
Signal and Power Solutions	$237	$358	(34)%	$1,084	$762	42%
Advanced Safety and User Experience	36	118	(69)%	146	105	39%
Adjusted Operating Income	$273	$476		$1,230	$867

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three months and years ended December 31, 2021 and 2020:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	270.52	270.03	270.46	263.43
Dilutive shares related to RSUs	0.95	0.88	0.76	0.44
Weighted average MCPS Converted Shares	—	—	—	6.83
Weighted average ordinary shares outstanding, including dilutive shares	271.47	270.91	271.22	270.70
Net income per share attributable to ordinary shareholders:
Basic	$0.06	$1.05	$1.95	$6.72
Diluted	$0.06	$1.04	$1.94	$6.66

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended December 31, 2021

Reported net sales % change	(2)%
Less: foreign currency exchange and commodities	2%
Less: divestitures and other, net	—%
Adjusted revenue growth	(4)%

Year Ended December 31, 2021

Reported net sales % change	20%
Less: foreign currency exchange and commodities	5%
Less: divestitures and other, net	—%
Adjusted revenue growth	15%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended				Year Ended
	December 31,				December 31,
	2021		2020		2021		2020
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$31		$299		$590		$1,804
Interest expense	36		39		150		164
Other expense (income), net	131		(6)		129		—
Income tax expense	—		55		101		49
Equity loss, net of tax	54		43		200		83
Net income attributable to noncontrolling interest	8		16		19		18
Operating income	260	6.3%	446	10.6%	1,189	7.6%	2,118	16.2%
Restructuring	3		18		24		136
Other acquisition and portfolio project costs	8		4		15		23
Asset impairments	2		6		2		10
Deferred compensation related to acquisitions	—		2		—		14
Gain on business divestitures and other transactions	—		—		—		(1,434)
Adjusted operating income	$273	6.6%	$476	11.3%	$1,230	7.9%	$867	6.6%

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2021	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$227	$33	$260
Restructuring	3	—	3
Other acquisition and portfolio project costs	6	2	8
Asset impairments	1	1	2
Adjusted operating income	$237	$36	$273

Depreciation and amortization (a)	$144	$46	$190

Three Months Ended December 31, 2020	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$354	$92	$446
Restructuring	2	16	18
Other acquisition and portfolio project costs	2	2	4
Asset impairments	—	6	6
Deferred compensation related to acquisitions	—	2	2
Adjusted operating income	$358	$118	$476

Depreciation and amortization (a)	$157	$51	$208

Year Ended December 31, 2021	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$1,064	$125	$1,189
Restructuring	8	16	24
Other acquisition and portfolio project costs	11	4	15
Asset impairments	1	1	2
Adjusted operating income	$1,084	$146	$1,230

Depreciation and amortization (a)	$595	$178	$773

Year Ended December 31, 2020	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$656	$1,462	$2,118
Restructuring	90	46	136
Other acquisition and portfolio project costs	12	11	23
Asset impairments	4	6	10
Deferred compensation related to acquisitions	—	14	14
Gain on business divestitures and other transactions	—	(1,434)	(1,434)
Adjusted operating income	$762	$105	$867

Depreciation and amortization (a)	$588	$176	$764

(a) Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairment), interest expense, net, income tax (expense) benefit, other income (expense), equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in millions)
Net income attributable to Aptiv	$31	$299	$590	$1,804
Interest expense	36	39	150	164
Income tax expense	—	55	101	49
Net income attributable to noncontrolling interest	8	16	19	18
Depreciation and amortization	190	208	773	764
EBITDA	$265	$617	$1,633	$2,799
Other expense (income), net	131	(6)	129	—
Equity loss, net of tax	54	43	200	83
Restructuring	3	18	24	136
Other acquisition and portfolio project costs	8	4	15	23
Deferred compensation related to acquisitions	—	2	—	14
Gain on business divestitures and other transactions	—	—	—	(1,434)
Adjusted EBITDA	$461	$678	$2,001	$1,621

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$15	$283	$527	$1,769
Mandatory convertible preferred share dividends	16	16	63	35
Net income attributable to Aptiv	31	299	590	1,804
Adjusting items:
Restructuring	3	18	24	136
Other acquisition and portfolio project costs	8	4	15	23
Asset impairments	2	6	2	10
Deferred compensation related to acquisitions	—	2	—	14
Gain on business divestitures and other transactions	—	—	—	(1,434)
Debt modification costs	—	—	1	4
Debt extinguishment costs	126	—	126	—
Loss on change in fair value of publicly traded equity securities	8	—	—	—
Gain on change in fair value of equity investments without readily determinable fair value	(9)	(10)	(9)	(10)
Tax impact of adjusting items (a)	(9)	—	(10)	(22)
Adjusted net income attributable to Aptiv	$160	$319	$739	$525

Adjusted weighted average number of diluted shares outstanding (b)	283.84	283.28	283.59	270.70
Diluted net income per share attributable to ordinary shareholders	$0.06	$1.04	$1.94	$6.66
Adjusted net income per share	$0.56	$1.13	$2.61	$1.94

(a)	Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(b)	In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Unless earlier converted, each share of MCPS will automatically convert on June 15, 2023 into between 1.0754 and 1.3173 shares of Aptiv’s ordinary shares, subject to further anti-dilution adjustments. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS and issuance of the underlying ordinary shares applying the “if-converted” method (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding for the year ended December 31, 2020) on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into ordinary shares no later than June 15, 2023.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in millions)
Weighted average number of diluted shares outstanding	271.47	270.91	271.22	270.70
Weighted average MCPS Converted Shares	12.37	12.37	12.37	—
Adjusted weighted average number of diluted shares outstanding	283.84	283.28	283.59	270.70

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in millions)
Cash flows from operating activities:
Net income	$39	$315	$609	$1,822
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	190	208	773	764
Restructuring expense, net of cash paid	(14)	(15)	(56)	(15)
Working capital	349	70	(408)	(65)
Pension contributions	(10)	(10)	(28)	(33)
Gain on autonomous driving joint venture	—	—	—	(1,434)
Other, net	115	231	332	374
Net cash provided by operating activities	669	799	1,222	1,413

Cash flows from investing activities:
Capital expenditures	(181)	(95)	(611)	(584)
Cost of business acquisitions and other transactions, net of cash acquired	(85)	—	(130)	(49)
Proceeds from sale of technology investments	8	—	22	—
Cost of technology investments	—	(1)	(2)	(2)
Settlement of derivatives	(6)	(2)	(17)	(1)
Other, net	5	4	9	10
Net cash used in investing activities	(259)	(94)	(729)	(626)

Adjusting items:
Adjustment for the cost of business acquisitions and other transactions, net	85	—	130	49
Cash flow before financing	$495	$705	$623	$836

Recast of Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share: Effective on January 1, 2022, the Company will exclude amortization expense of intangible assets from the calculation of Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share. The Company will report financial results under this new definition for the first quarter of 2022. Management believes that, going forward, the updated calculations of these non-GAAP financial measures will be more useful to both management and investors in their analysis of the Company’s results of operations due to recent and pending acquisitions. Amortization of intangibles is generally the result of a write-up in the value of assets in connection with an acquisition. We believe exclusion of amortization expense will facilitate more comparable operating results of the Company over time, in between periods when the Company is more or less acquisitive and allows for improved comparison with both acquisitive and non-acquisitive peer companies. Updated Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share are shown below for full year 2021 for comparative purposes with our 2022 outlook presented on page 3. Not all companies use identical calculations of Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Recast Consolidated Adjusted Operating Income
	Year Ended
	December 31, 2021
	($ in millions)
	$	Margin
Net income attributable to Aptiv	$590
Interest expense	150
Other expense, net	129
Income tax expense	101
Equity loss, net of tax	200
Net income attributable to noncontrolling interest	19
Operating income	1,189	7.6%
Amortization	148
Restructuring	24
Other acquisition and portfolio project costs	15
Asset impairments	2
Adjusted operating income	$1,378	8.8%

Recast Consolidated Adjusted Net Income and Adjusted Net Income Per Share	Year Ended
December 31,
2021
(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$527
Mandatory convertible preferred share dividends	63
Net income attributable to Aptiv	590
Adjusting items:
Amortization	148
Restructuring	24
Other acquisition and portfolio project costs	15
Asset impairments	2
Debt modification costs	1
Debt extinguishment costs	126
Gain on changes in fair value of equity investments without readily determinable fair value	(9)
Tax impact of adjusting items (a)	(29)
Adjusted net income attributable to Aptiv	$868

Adjusted weighted average number of diluted shares outstanding (b)	283.59
Diluted net income per share attributable to ordinary shareholders	$1.94
Adjusted net income per share	$3.06

(a)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(b)	See explanation of adjusted weighted average number of diluted shares outstanding on page 14 of this release.

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2022 (1)

	($ in millions)
Adjusted Operating Income	$	Margin (2)
Net income attributable to Aptiv	$1,024
Interest expense	133
Other expense, net	4
Income tax expense	188
Equity loss, net of tax	279
Net income attributable to noncontrolling interest	10
Operating income	1,638	9.1%
Amortization	150
Restructuring	85
Other acquisition and portfolio project costs	17
Adjusted operating income	$1,890	10.5%

Adjusted EBITDA
Net income attributable to Aptiv	$1,024
Interest expense	133
Income tax expense	188
Net income attributable to noncontrolling interest	10
Depreciation and amortization	815
EBITDA	$2,170	12.1%
Other expense, net	4
Equity loss, net of tax	279
Restructuring	85
Other acquisition and portfolio project costs	17
Adjusted EBITDA	$2,555	14.2%

(1)
Prepared at the estimated mid-point of the Company’s financial guidance range. Adjusted Operating Income is presented under the Company’s updated calculation to exclude amortization expense effective on January 1, 2022.

(2)	Represents operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.

Estimated Full Year
2022 (1)

Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to ordinary shareholders	$961
Mandatory convertible preferred share dividends	63
Net income attributable to Aptiv	1,024
Adjusting items:
Amortization	150
Restructuring	85
Other acquisition and portfolio project costs	17
Tax impact of adjusting items	(40)
Adjusted net income attributable to Aptiv	$1,236

Adjusted weighted average number of diluted shares outstanding	284.03
Diluted net income per share attributable to Aptiv	$3.54
Adjusted net income per share	$4.35

(1)
Prepared at the estimated mid-point of the Company’s financial guidance range. Adjusted Net Income and Adjusted Net Income Per Share are presented under the Company’s updated calculation to exclude amortization expense effective on January 1, 2022.

Investor Contact:
Victoria Apostolakos
+1.917.994.3926
victoria.apostolakos@aptiv.com

Media Contact:
Sarah McKinney
+1.857.338.6021
sarah.mckinney@aptiv.com